The Partners
            T. Rowe Price Realty Income Fund I,
            A No-Load Limited Partnership:

            We have audited the accompanying balance sheets of T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership as of September 30, 1996 and 1995, and the related statements of operations, partners' capital and cash flows for each of the years in the three-year period ended September 30, 1996. In connection with our audits of the aforementioned financial statements, we also have audited the information included in the related financial statement schedule as of and for each of the years in the three-year period ended September 30,
            1996. These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether  the  financial  statements  and  financial  statement schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the information included in the related financial statement schedule as of and for each of the years in the three-year period ended September 30, 1996 when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

            Chicago, Illinois
            October 23, 1996